UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      July 18, 2005

Glenayre Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-15761	98-0085742

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

11360 Lakefield Drive, Duluth, Georgia	30097

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      770-283-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

Matthew K. Behrent Offer Letter

     On July 18, 2005, Matthew K. Behrent countersigned an offer letter written to him specifying certain terms under which Mr. Behrent will serve as Senior Vice President & Chief Acquisitions Officer of Glenayre Electronics, Inc. (“GEI”), which is a wholly owned subsidiary of Glenayre Technologies, Inc. (“Glenayre”). As described in the offer letter, Mr. Behrent will be paid base compensation of $200,000 per year and will receive an option to purchase 100,000 shares of Glenayre common stock for an exercise price equal to the closing price on July 29, 2005. Additionally, as described in the offer letter, upon the closing of one or more acquisitions, Mr. Behrent would receive one additional option per each $500 of transaction value (capped at a maximum of 150,000 options) with an exercise price equal to the closing market price on the date that is the earlier of the day prior to the transaction being publicly announced or the day the transaction is closed.

     A copy of the offer letter is filed with this report as Exhibit 10.1 and is hereby incorporated by reference herein. The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of such letter.

Roger Morgan Service Contract

     On July 19, 2005, GEI and Glenayre Electronics (UK) Ltd., an indirect subsidiary of Entertainment Distribution Company, LLC (“EDC”), a subsidiary of GEI, entered into a service contract with Roger Morgan specifying the terms under which Mr. Morgan will serve as Executive Vice President International Operations of Glenayre’s Entertainment Distribution division.

     Under the terms of the contract, Mr. Morgan’s base salary will be £150,000.00 per year. He will also be eligible to participate in the Executive Bonus Plan for EDC pursuant to which Mr. Morgan may earn a bonus of up to 100% of his base salary if EDC performs at 100% of the target established by EDC’s Board.

     Under the contract, Mr. Morgan will receive Profits Interests in EDC, allocated among Tier One, Tier Two and Tier Three, as more fully described in EDC’s Limited Liability Company Contract, that represent 2.5% of EDC’s total Profits Interests. These Profits Interests vest as follows: one-third vested on the date Mr. Morgan’s employment commenced (the “Effective Date”), one-third will vest on the first anniversary of the Effective Date and the final one-third will vest on the second anniversary of the Effective Date; provided that the Profits Interests vest in full upon (1) a Change of Control of EDC (as defined in the contract), (2) Mr. Morgan’s death or disability or (3) termination by Glenayre in the absence of gross misconduct on Mr. Morgan’s part or by Mr. Morgan for Good Reason (as such term is defined in the contract).

     Mr. Morgan’s contract also contains non-competition and non-solicitation provisions which prohibit him for a period of six months from the termination of his employment (unless he was terminated without cause or was wrongfully dismissed) from soliciting customers or suppliers of EDC, employing or offering to employ certain senior or managerial employees of

EDC or engaging within a 50 mile radius of what was his normal place of work in any business activity which is in direct competition with any business activity of EDC or its affiliates in which he was actively involved during the last six months of his employment.

     Under the terms of the contract, if Mr. Morgan is terminated on less than 12 months notice, other than for gross misconduct (as defined in the Company’s disciplinary procedures from time to time), or he resigns in circumstances that amount to constructive dismissal, he is entitled to a lump sum severance payment in lieu of notice equivalent to 95% of the salary and contractual benefits that he would have received had he remained employed during the notice period.

     A copy of Mr. Morgan’s service contract is filed with this report as Exhibit 10.2 and is hereby incorporated by reference herein. The foregoing description of Mr. Morgan’s service contract does not purport to be complete and is qualified in its entirety by reference to the full text of such contract.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits.

10.1	Matthew K. Behrent Offer Letter *

10.2	Service Contract among Glenayre Electronics, Inc., Glenayre Electronics (UK) Ltd. and Roger Morgan *

*	Management Contract

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glenayre Technologies, Inc

Dated: July 22, 2005	By:	/s/ Debra Ziola

Name: Debra Ziola Title: Senior Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported: July 18, 2005	Commission File No: 0-15761

Glenayre Technologies, Inc.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Matthew K. Behrent Offer Letter *

10.2	Service Contract among Glenayre Electronics, Inc., Glenayre Electronics (UK) Ltd. and Roger Morgan *

*	Management Contract

5